EXHIBIT 10.14

January 17, 2022

Jennifer Vanderveldt

c/o Jeffrey M. Sone, Esq.

Jackson Walker L.L.P.

2323 Ross Avenue, Ste 600

Dallas, Texas 75201

Via Electronic Mail: jsone@jw.com

Re: Separation of Employment and General Release – Confidential

Dear Jen:

The purpose of this Separation Agreement (the “Agreement”) is to memorialize our mutual understanding of your separation of employment with EWC Ventures, LLC and all of its affiliates (“EWC” or “we”). You and EWC are sometimes hereinafter referred to as the “Parties.”

Reference is made the Employment Agreement between you and EWC, dated effective as of November 4, 2020 (“Employment Agreement”).

1.
Separation of Employment. Your employment with EWC ended on January 12, 2020 (the “Date of Separation”). We will pay to you, less all applicable withholdings, in accordance with our standard payroll processing procedures (unless earlier payment is required by law), by direct deposit to the account we have for you on file, your earned but unpaid base salary through the Date of Separation. In addition, we will pay to you any remaining accrued and unused PTO as of the Date of Separation and any outstanding reasonable business expenses previously submitted but not yet reimbursed. These additional amounts are typically paid along with your final paycheck (unless earlier payment is required by law). Your participation in any EWC medical, dental, vision coverage will remain in effect through the last day of the month of the Date of Separation. Any other applicable benefit plan in which you participate will effectively terminate as of the Date of Separation. You will receive COBRA information and forms separately from our COBRA administrator.
2.
Severance Payment. Consistent with the Employment Agreement, and subject to the provisions of the general release set forth in paragraph 6 of this Agreement (the “General Release”), EWC shall continue to pay you a base salary of $400,000 less all applicable withholdings for a twelve (12) month period after your Date of Separation. The Severance Payment will be paid to you in equal bi-weekly installments starting on the first payroll date following the Date of Separation.
3.
Equity. You were granted Class B units in EWC Ventures, LLC (“EWC Ventures”) pursuant to a Class B Unit Agreement dated December 7, 2020 (as amended to date, the “Class B Agreement”). Prior to the consummation of the initial public offering (“IPO”) of European Wax Center, Inc. (“EWCZ”), all of the outstanding equity interests of EWC Ventures, including its and your Class B Units, were reclassified into common units, based on a hypothetical liquidation of EWC Ventures at the IPO price per share (the “Reorganization”). As referenced in the Reclassification of Class B Units agreement dated effective August 5, 2021, you received 241,841 common units, which remained subject to certain vesting time periods, conditions and other terms. As of the Date of Separation, you have vested as to zero (0) common units pursuant to the Class

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January 17, 2021

B Agreement, and the Company hereby agrees to accelerate the vesting of75,000 common units of EWC Ventures in acknowledgment of your contributions to the Company. All other unvested common units of EWC Ventures granted shall be immediately cancelled and forfeited without consideration as of the date hereof. Additionally, all other equity granted to you by EWCZ pursuant to and under its 2021 Omnibus Incentive Plan are hereby automatically and immediately forfeited, cancelled, terminated and have reverted to EWCZ without payment of consideration therefore, as of the date hereof.
4.
2021 Annual Bonus. You will receive the amount of any performance bonus for 2021, based on bonus plan targets for performance in 2021, on the same date that the bonus is paid to other executive level employees.
5.
Entitlement to Payment. Please understand that, but for your execution of this Agreement and provision of the General Release below, you would not otherwise be entitled to the benefits described in Paragraphs 2, 3 and 4. Please also understand that our request for you to execute and deliver this Agreement is consistent with our standard practices and is not intended, and shall not be construed, as an admission that we or any other Releasee (as defined below) has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrongdoing whatsoever against you or otherwise.

Without limiting the generality or force or effect of the General Release provided below, it is explicitly agreed, understood and intended that your final base salary payment, any outstanding reimbursement of expenses, any payment of unused PTO or vacation time, the consideration paid pursuant to this Agreement is hereby deemed to satisfy all claims for back pay, front pay, minimum wages, overtime compensation, bonus payments, commissions, benefits or any other compensation or wages of any kind from any EWC entity (or the value thereof) (under any applicable statute, at common law, or otherwise). Except as described herein, by signing below, you acknowledge and affirm that you have been paid any and all amounts owed to you by EWC or any other EWC entity including, but not limited to, any unpaid compensation or other applicable benefits to which you may be entitled.

6.
General Release. On your own behalf and on behalf of your heirs, executors, beneficiaries, creditors, representatives, administrators, trustees, agents and any other applicable legal representative, you hereby fully and finally release, acquit and forever discharge, to the fullest extent permitted by applicable law, EWCZ, General Atlantic Service Company, LP, General Atlantic (EWC) Collections, LP, EWC (and, as applicable, their respective parents, subsidiaries, affiliates, predecessors, successors and any other entity related to any of them and all of their past, present and future equity holders, directors, officers, managers, partners, employees, creditors, representatives, administrators, insurers, agents and any other person or entity acting by, through or for any of them – all of the foregoing, collectively, “Releasees”) from any and all claims, actions, obligations, demands, damages, costs, expenses, compensation or other relief of any type to date, known or unknown, suspected or unsuspected, arising out of anything to do with your employment or the end of your employment with EWC. Without limiting the generality of the foregoing, this means you waive and give up all claims for:
•
violations or alleged violations under any federal, state, or local employment law, including but not limited to the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, Americans with Disabilities Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee

Jennifer Vanderveldt

January 17, 2021

Retirement Income Security Act (ERISA), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act (IRCA), the Families First Coronavirus Response Act (FFCRA), the Coronavirus Aid, Relief, and Economic Security Act (CARES) any claims arising under the Texas Labor Code including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act, and any other state or local law that may be legally waived;
•
any pay/compensation/benefits including back pay, front pay, bonuses, commissions, equity, expenses, incentives, insurance, paid/unpaid leave/time off, profit sharing, salary, overtime or separation pay/benefits;
•
compensatory/emotional/distress damages; punitive or liquidated damages, attorney fees, costs, interest or penalties;
•
any violation of express or implied employment contracts, covenants, promises or duties, intellectual property or other proprietary rights;
•
unlawful or tortious conduct such as assault or battery; background check violations; defamation; detrimental reliance; fiduciary breach; fraud; indemnification; intentional or negligent infliction of emotional distress; interference with contractual or other legal rights; invasion of privacy; loss of consortium; misrepresentation; negligence (including negligent hiring, retention or supervision); personal injury; promissory estoppel; public policy violation; retaliatory discharge; safety violations; posting or records-related violations; wrongful discharge; or other federal, state or local statutory or common law matters;
•
discrimination based on age, benefit entitlement, citizenship, color, concerted activity, disability, ethnicity, gender, genetic information, immigration status, income source, jury duty, leave rights, military status, national origin, parental status, protected off-duty conduct, race, religion, retaliation, sexual orientation, union activity, veteran status, whistleblower activity (including Sarbanes-Oxley, Dodd-Frank and False Claims Act claims), other legally protected status or activity; or any allegation that payment under this Agreement was affected by any such discrimination; and any participation in any class, collective, or representative action against EWC or any other Releasee.

This General Release excludes: claims arising after the Effective Date, including claims for breach of this Agreement; any coverage or protections (including, without limitation, indemnification provisions) under our health or other benefit plans governed by the Employee Retirement Income Security Act of 1974, as amended (with regard to vested benefits), liability insurance policies or under the provisions of our articles of organization, limited liability company operating agreements or comparable organizational documents or indemnification agreements for which you may be eligible or party to (according to the terms and conditions of the applicable insurance contracts, plans, coverage documents or indemnification agreements); and claims that cannot be waived or released by applicable law, such as for unemployment or worker’s compensation

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benefits Neither the General Release nor anything else in this Agreement limits your right to file a charge with any administrative agency (such as the U.S. Equal Employment Opportunity Commission or a state fair employment practices agency), communicate directly with or provide information to an agency, or otherwise participate in an agency proceeding; give legislative testimony at the state legislature’s request, or testify in court pursuant to subpoena or court order; or communicate with law enforcement or your attorney. You nonetheless give up all rights to any money or other individual relief based on any agency or judicial decision, including class or collective action rulings.

For the purpose of implementing a full and complete release and discharge of the Releasees, you expressly acknowledge and agree that the General Release is intended to include in its effect, without limitation, all claims which you may have relating to any EWC and any and all Releasees entity as of the Effective Date, whether you are aware, or reasonably should be aware, of the claims or not at the time of execution hereof, and that the General Release contemplates the extinguishment of any and all such claims or actions. You further affirm that you have not filed nor made any claims, charges, complaints or actions of any type, whether legal, equitable or administrative, against any Releasee, and that no other such claims, charges, complaints or actions are currently pending that name, or are based on any claims subject to the General Release and which involve, in any way, any Releasee. You further affirm that you have no known workplace injuries or occupational diseases and have been provided and/or have not been denied any leave requested under the Family and Medical Leave Act. By signing below, you further certify that no individual or entity interfered with your ability to report within EWC possible violations of any law.

Without in any way limiting the generality of the foregoing General Release, by signing below, you covenant not to sue or to assert, prosecute or maintain, directly or indirectly, in any form, any claim or cause of action against any Releasee with respect to any matter, cause, omission, act or thing whatsoever; occurring in whole or in part on or at any time prior to the Date of Separation , and which is subject to such General Release provided for in this Paragraph 6. Despite this promise not to sue, you may file suit to enforce this Agreement or to challenge its validity under the ADEA. If you, however, sue a Releasee in violation of this Agreement, you shall be required to pay that Releasee’s reasonable attorney fees and other litigation costs incurred in defending against your suit. In that event and should you violate any of the other terms of this Agreement, and without limiting our other rights and remedies in the event of such a violation, we shall be excused from any remaining obligations that exist solely because of this Agreement, and we shall have the right to claw back all, or any portion of the Consideration paid to you pursuant to this Agreement.

7.
Confidentiality/Covenants. Please understand that we expect that you will maintain the existence of and the terms and conditions of this Agreement in strict confidence, and therefore, you agree not to disclose its terms or any of our discussions related to these terms to any other person or entity, except: (i) as may be required by law; and (ii) that you may disclose the existence, terms, and conditions of this Agreement to your attorney, immediate family members, and/or accountant, and any governmental authority with a need to know, provided that you make the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person agrees to keep these terms fully confidential. EWC may disclose these terms as we may determine to be reasonably necessary for business purposes, including to any state unemployment agency. For the avoidance of doubt, nothing in this Agreement interferes with your obligation to notify any subsequent employer of your ongoing restrictive covenant obligations pursuant to this Agreement and the Confidentiality; Non- Interference and Proprietary Rights Agreement that you signed during the course of your employment, a true and correct copy of which is attached hereto as Exhibit A, (the “Confidentiality Agreement”) or your right to

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disclose applicable terms of this Agreement to any state unemployment agency. However, you understand that any Releasee entity may respond adequately and truthfully to inquiries from any governmental agency.

In addition, all confidential or proprietary type information that you may have received or otherwise had access to regarding EWC and its respective businesses (you acknowledge that as between you and EWC, all of which is owned by EWC) will continue to be treated by you in full confidence pursuant to the Confidentiality Agreement. You further acknowledge and agree that the covenants set forth in the Confidentiality Agreement will remain ongoing per the terms therein except for those covenants that are changed by this Agreement and as set forth herein, and your signature on this Agreement re-affirms your obligation to comply with the unchanged covenants and affirms your obligation to comply with the changed covenants, including the covenants of non-solicitation (as qualified below), non-interference, and non-disparagement. EWC agrees to qualify the covenants of non-solicitation as set forth in the Confidentiality Agreement as follows: (i) as the covenant relates to any person or entity that is not an employee of any EWC entity (e.g., franchisees, vendors, suppliers, investors, financial resources and contractors), your covenant with respect to soliciting for employment or interfering with the business relationship with EWC shall be limited to those third parties with whom you had contact in connection with your employment; and (ii) the covenant restricting solicitations for employment is not intended to interfere with untargeted general or public solicitations. These changes/qualifications and your affirmation and re-affirmation of covenants result in additional consideration for entering into this Agreement, and accordingly, your failure to comply with each of those covenants and qualified covenants will constitute a material breach of this Agreement.

Without limiting the foregoing, you will immediately return to us, or at our request, destroy and certify such destruction (with respect to information) (i) all copies and manifestations of EWC information that you possess and/or to which you have access, including any passwords or log-in information to any EWC network, (ii) all documents, other materials and equipment provided by any EWC entity to you in connection with your employment, such as access cards, identification cards, employer credit cards, computers, laptops, laptop chargers, cell/smart phones, manuals, removable information storage devices and other EWC devices, hardware and technology in your possession and (iii) any other documents and materials that you have prepared in connection with your employment that you possess and/or to which you have access.

For the avoidance of doubt, you are currently bound by non-competition restrictive covenants that could limit your ability to work with or for a European Wax Center franchisee or area representative. In addition, as you are aware, our corporate employment policies provide that we generally do not award franchises to current or former associates, or their family members. However, notwithstanding the foregoing, we will consider any requests from you in good faith to join our franchise network as an owner, employee, consultant or otherwise, in each case taking into account the facts and circumstances of the request.

8.
Indemnification. As a former officer of EWC, you will remain entitled to all indemnification rights and benefits provided from time to time to other and former officers of EWC. As of the date of this Agreement, EWC has no intention to eliminate or reduce any indemnification rights and benefits currently provided to any former officers of EWC.
9.
Non-Disparagement. The Parties agree that they will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments

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or statements concerning the other, and in the case or EWC, its businesses, or any of its employees, managers, officers, agents, contractors, representatives and existing and prospective and former guests, customers, franchisees, area representatives, vendors, suppliers, distributors, investors, licensees, regional developers, financial resources or any other associated third party with EWC, or their respective businesses. The previous sentence does not, in any way, restrict or impede either of the Parties from exercising protected rights to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Parties agree to provide written notice of any such order to the other, an in the case of EWC to an authorized officer of EWC.
10.
Effective Date; Conditions Precedent. This Agreement and the General Release will become effective on the eighth (8th) day following the delivery of a copy of the fully signed Agreement to us (the “Effective Date”). You may at any time prior to the Effective Date revoke your release of your ADEA claims in this Agreement by giving notice in writing of such revocation as set forth in this Agreement.
11.
Miscellaneous. Without limiting our rights to disclose the terms of this Agreement, this Agreement may be used as evidence only in a subsequent proceeding in which any of the parties allege a breach of this Agreement. All releases, representations, warranties, covenants and other agreements contained herein will survive the execution and shall continue in full force and effect, even after the full and final payment of the consideration provided pursuant to this Agreement. Except to the extent a prohibition is not permitted by applicable law, you may not assign your rights, or any consideration provided to you under this Agreement or otherwise and/or delegate your duties or obligations, unless otherwise explicitly permitted by written agreement, and any purported and unpermitted assignment and/or delegation shall be void and without effect. Subject in all respects to the foregoing sentence, the provisions of this Agreement shall be binding upon and inure to the benefit of you and us, and your and our respective heirs, executors, beneficiaries, creditors, administrators, trustees, representatives, agents, successors and assigns. Any waiver of a breach of this Agreement shall not operate as a waiver of any other breach. This Agreement shall be construed and governed under the laws of the State of Texas and venue shall be in Collin County, Texas. If any litigation is initiated in connection with this Agreement, the prevailing party shall be entitled to any award of reasonable attorneys’ fees and costs. In no event shall the terms of this Agreement be construed against us on the basis that we, or our counsel, drafted this Agreement. This Agreement and incorporated portions of employment documents referenced in this Agreement represent the entire agreement between you and us with respect to the subject matter of this Agreement, and supersedes all other writings, negotiations, understandings and representations (if any) made by and between you and EWC and/or Releasees. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by both you and us. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile or .pdf signature page shall be binding on the parties to this Agreement.
12.
Validity of Agreement. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any applicable jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired thereby. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision will have the meaning which renders it valid and enforceable.

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Upon any finding by a court of competent jurisdiction that the General Release or covenants provided for by this Agreement are illegal, void or unenforceable, you agree to execute a release, waiver and/or covenant of comparable scope that is legal and enforceable.

13.
ADEA Waiver and Advice of Counsel. You hereby acknowledge that you knowingly and voluntarily enter into this Agreement with the purpose of waiving and releasing any claims you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and as such, you acknowledge and agree that:
•
THIS AGREEMENT IS WRITTEN IN A MANNER WHICH YOU FULLY UNDERSTAND;
•
YOU HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, AND IN FACT, HAVE HAD AN OPPORTUNITY TO DO SO;
•
YOU SPECIFICALLY WAIVE ANY RIGHTS OR CLAIMS ARISING UNDER THE ADEA, AND THIS AGREEMENT DOES NOT WAIVE RIGHTS OR CLAIMS UNDER THE ADEA THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED;
•
THE RIGHTS AND CLAIMS WAIVED IN THIS AGREEMENT ARE IN EXCHANGE FOR CONSIDERATION OVER AND ABOVE ANYTHING OF VALUE TO WHICH YOU ARE ALREADY ENTITLED;
•
YOU HAVE BEEN AFFORDED THE OPPORTUNITY TO CONSIDER THE TERMS OF THIS AGREEMENT FOR TWENTY-ONE (21) CALENDAR DAYS PRIOR TO ITS EXECUTION OR HAVE OTHERWISE WAIVED SUCH 21-CALENDAR DAY PERIOD. YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. TO THE EXTENT THAT YOU HAVE ELECTED TO ENTER INTO THIS AGREEMENT PRIOR TO THE END OF THE CONSIDERATION PERIOD, YOU HAVE DONE SO VOLUNTARILY, AND HAVE KNOWINGLY WAIVED THE REMAINDER OF SUCH TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD;
•
YOU HAVE A PERIOD OF SEVEN CALENDAR (7) DAYS WITHIN WHICH YOU CAN REVOKE THIS AGREEMENT AS IT RELATES TO ANY RIGHTS OR CLAIMS UNDER THE ADEA; and
•
IF YOU ELECT TO REVOKE YOUR WAIVER OF ANY RIGHTS OR CLAIMS UNDER THE ADEA, REVOCATION SHALL BE IN WRITING AND TIMELY DELIVERED TO EWC CORPORATE, BY EMAIL TO gavin.oconnor@myewc.com.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Jennifer Vanderveldt

January 17, 2021

Please confirm that this Agreement accurately sets forth our agreement by signing in the space provided below and returning a copy of it to Aura De Biase via e-mail at aura.debiase@myewc.com. If this Agreement is not fully executed and so returned on or before February 7, 2022, this Agreement and the promises contained herein will automatically be deemed null and void ab initio.

By signing below, you acknowledge that the consideration contemplated by this Agreement is sufficient for each of the covenants, releases and agreements set forth herein.

EWC Ventures, LLC

By: /s/ GAVIN O’CONNOR

GAVIN O’CONNOR, CHIEF LEGAL OFFICER CHIEF HUMAN RELATIONS OFFICER AND CORPORATE SECRETARY

AGREED AND ACCEPTED:

I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, INCLUDING THE GENERAL RELEASE SET FORTH IN PARAGRAPH 6; THAT I FULLY UNDERSTAND ALL OF ITS TERMS AND THEIR SIGNIFICANCE; THAT I HAVE SIGNED IT VOLUNTARILY AND OF MY OWN FREE WILL; AND THAT I INTEND TO ABIDE BY ITS PROVISIONS WITHOUT EXCEPTION.

I FURTHER ACKNOWLEDGE THAT NEITHER EWC NOR ANY REPRESENTATIVE OF ANY EWC ENTITY HAS MADE ANY REPRESENTATION OR PROMISE TO ME OTHER THAN AS SET FORTH HEREIN.

/s/ JENNIFER VANDERVELDT

Jennifer Vanderveldt DATE: January 17, 2022

Jennifer Vanderveldt

January 17, 2021

EXHIBIT A

CONFIDENTIALITY; NON‐INTERFERENCE AND

PROPRIETARY RIGHTS AGREEMENT

I, , enter into this Confidentiality, Non‐Interference and Proprietary Rights Agreement (this “Agreement”) with EWC Corporate, LLC, a Florida limited liability company (“EWC”), on behalf of itself and its affiliated entities (collectively referred to as the “EWC Group”, with EWC and the EWC Group being collectively referred to in this Agreement, as applicable, as “European Wax Center”), effective as of the date I began/begin working with European Wax Center. My consideration for entering into this Agreement is my employment or continued employment with European Wax Center, and the compensation that I receive during my employment with European Wax Center, which I acknowledge to be good and valuable consideration for my obligations pursuant to this Agreement.

1.
Confidential Information.

A.
I expressly acknowledge that the performance of my responsibilities may necessitate, and European Wax Center may provide, access to or the disclosure of Confidential Information (as hereinafter defined) to me and that my responsibilities shall include the development of goodwill of European Wax Center through my contacts with European Wax Center guests, franchisees, area representatives, vendors, suppliers, lenders and other third party relationships.

B.
I further acknowledge that European Wax Center has trade, business and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”) that are special and unique assets of European Wax Center, created and/or obtained by European Wax Center at time and/or expense, from which European Wax Center may or does derive independent economic value from the Confidential Information not being generally known to third parties. I understand and acknowledge that this Confidential Information and European Wax Center’s ability to preserve it for the exclusive knowledge and use of European Wax Center is of great competitive importance and competitive value to European Wax Center, and that improper use of disclosure of the Confidential Information by me will cause irreparable harm to European Wax Center, for which remedies at law will not be adequate. As defined herein, the term Confidential Information includes, but is not limited to, information whether made available to me in writing, electronically or orally and whether or not identified as confidential, Results (as defined below), internal communications, marketing data, agreements, business plans and strategies, new product or service offerings, product and service information, marketing information, marketing methods, unpublished financial information, pricing information and techniques, pending mergers and acquisition transactions, expansion plans, customer and supplier lists, customer and supplier information, strategies, methods, procedures, processes, contract terms, contract negotiations, compensation information, structures and plans, formulas, technology, documents, reports, analyses, data, studies, samples, copyright, trademark and patent applications, projections, software, trade secrets, know‐how, and observations, and other disclosures pertaining to, based on, or containing, directly or indirectly, in whole or in part, any other Confidential Information, but shall not include (i) information that is in the public domain, other than as a result of my

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improper disclosure, or (ii) information that I can show by competent proof was generally known by me prior to any engagement or relationship with European Wax Center and without any duty of confidentiality to European Wax Center, including, without limitation, the trade knowledge, skill and expertise I have developed as a result of my prior experience.

C.
I agree that at all times during my employment with European Wax Center, and at all times following the termination of such employment, for any reason, I will maintain all Confidential Information in strict confidence and will only disclose such Confidential Information during my employment to European Wax Center employees and other persons or entities to whom I reasonably believe that such disclosure of the Confidential Information is necessary and in the best interest of European Wax Center, and then only to the extent that such European Wax Center employees and other persons authorized by European Wax Center have a need to know such Confidential Information; provided, however, that I understand that I may disclose the Confidential Information under certain limited circumstances as follows: (i) as may be required by law or court process; provided, that I provide European Wax Center reasonable prior notice to allow European Wax Center sufficient time to obtain a protective order to prevent disclosure of the Confidential Information, or take other appropriate action; (ii) in confidence to a federal, state, or local government official, either directly or indirectly, or to my legal counsel solely for the limited purpose of reporting or investigating a suspected violation of law by European Wax Center; (iii) in confidence as part of a complaint or other legal document filed in a lawsuit or other proceeding; provided, that such filing is made under protective seal; and (iv) if I file a lawsuit for retaliation by European Wax Center for reporting a suspected violation of law, I may disclose, in confidence, relevant trade secret information to my legal counsel representing me in such lawsuit, and use such trade secret information in the court proceedings; provided, that (x) I either directly or through my legal counsel, file any document containing any such trade secret under protective seal; and (y) I do not disclose the trade secret information, except pursuant to court order or with European Wax Center’s prior written consent, which such consent may be withheld in European Wax Center’s sole discretion. I understand that this Agreement does not, in any way, restrict or impede me from exercising protected rights to the extent such rights cannot be waived by this Agreement. I also understand that European Wax Center reserves the right to pursue all remedies available under federal, state, or local law for any disclosure of Confidential Information (including trade secret information) by me which does not comply with this Section 1(C).

D.
I agree to take all steps reasonably necessary and/or requested by European Wax Center to ensure that the Confidential Information is kept confidential. I will comply with all applicable published and communicated policies, procedures and practices that European Wax Center has established and may establish from time to time with regard to the Confidential Information. In addition, I will not, directly or indirectly (i) access, use, copy, reproduce, reverse engineer or permit access, use, reproduction or reverse engineering of any part of the Confidential Information except as necessary within the authorized scope of my employment with European Wax Center, (ii) remove and/or permit removal from European Wax Center premises, any Confidential Information, except as necessary within the authorized scope of my employment with European Wax Center or (iii) divulge, disclose, distribute or communicate to any person or organization

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outside of European Wax Center any of the Confidential Information without the prior written consent of European Wax Center (except as may otherwise be permitted pursuant to this Agreement), and then such disclosure will be made only within the limits and to the extent of such consent.

E.
I acknowledge and agree that the Confidential Information, and all copies and manifestations of the Confidential Information, are, and shall remain at all times, the exclusive property of European Wax Center. I further agree not to use any Confidential Information for the benefit of any person or entity other than European Wax Center.

F.
I will, immediately upon European Wax Center’s request, and immediately upon termination of my employment with European Wax Center, for any reason or for no reason (and regardless of who is the terminating party and without the need for any such request), return to European Wax Center: (i) all copies and manifestations of Confidential Information that I may have or have access to; (ii) all documents, other materials and equipment provided by European Wax Center or otherwise obtained by me during and in connection with my employment with European Wax Center; and (iii) all documents and materials that I have prepared during my employment with European Wax Center.

G.
I have not and will not, at any time, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which I have any agreement or duty to keep in confidence information acquired by me, if any. I will not bring onto any European Wax Center premises any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by European Wax Center and such employer, person or entity.
2.
Surrender of Materials Upon Termination. Upon any termination of my employment, regardless of the reason and who is the terminating party, in addition to my obligations pursuant to Section 1(F) above, I will promptly (and in any event within ten (10) days) return to European Wax Center: (A) any other properties of European Wax Center which are in my possession, custody or control, including any applicable documents, other materials and equipment provided by European Wax Center, such as access cards, identification cards, employer credit cards, computers, cell/smart phones, manuals and removable information storage devices; and (B) all documents and materials that I have prepared in connection with my duties. Without limiting the foregoing, I further agree, to the extent I possess any files, data, or information relating in any way to European Wax Center on any non‐European Wax Center entity devices, networks, personal computers, storage locations or media in my possession, custody or control that are not being returned to European Wax Center, I will delete or destroy those files, data, or information (and will retain no copies in any form).

3.
Work Product.

A.
I acknowledge and agree that all work product of any nature whatsoever, that is created, prepared, produced, authored, edited, amended, conceived or reduced to practice by me individually or jointly with others during the period of my employment with European Wax Center and made within the scope of my employment (regardless of when or where prepared or whose equipment or other resources are used in preparing the same), including, without limitation, all data, information, analyses, materials,

Jennifer Vanderveldt

January 17, 2021

documentation, reports, inventions, improvements, modifications or works of authorship, generated, created, conceived, derived or resulting from the performance of my duties and any works in progress, and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof, whether or not now or hereafter known, existing, contemplated, recognized or developed (collectively, “Results”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations‐in‐part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be, to the extent permitted by law and as applicable, deemed “works for hire” or “works made for hire,” within the meaning of the United States Copyright Act of 1976, for the benefit of European Wax Center. European Wax Center shall be deemed the sole owner throughout the universe of any and all such Results and all Intellectual Property Rights related thereto, with the right to use the same in perpetuity in any manner European Wax Center, in its sole and absolute discretion, determines, without any further payment or compensation to me whatsoever.

B.
If, for any reason, any such Results shall not be legally deemed “works for hire” or “works made for hire,” and/or there are any rights which do not accrue to European Wax Center pursuant to this Section 3, then I hereby irrevocably assign to European Wax Center any and all of my right, title and interest in such Results and the Intellectual Property Rights therein, and European Wax Center shall have the right to use the same in perpetuity throughout the universe in any manner it determines, in its sole and absolute discretion, without any further payment or compensation to me whatsoever. To the extent I have any rights in the Results or any other Intellectual Property Rights that cannot be assigned in the manner described above, I hereby unconditionally and irrevocably waive the enforcement of such rights. The rights provided in this Section 3 are in addition to, and shall not be deemed to limit, restrict, or constitute any waiver by European Wax Center of, any rights of ownership to which European Wax Center may be entitled by operation of law.

C.
I will, from time to time, as may be requested by European Wax Center, do any and all things which European Wax Center may deem useful, necessary or desirable to establish or document European Wax Center’s exclusive ownership of any and all rights in any Results and/or the Intellectual Property Rights therein. I hereby grant European Wax Center power of attorney to do all such things on my behalf and in my name and to do all other lawfully permitted acts to establish or document European Wax Center's exclusive ownership of any and all rights in any Results and Intellectual Property Rights therein, to the fullest extent permitted by law, if I do not promptly cooperate with European Wax Center's request (without limiting the rights European Wax Center may have in such circumstances by operation of law). This power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.

D.
I have listed in Exhibit A attached hereto a complete list of all inventions that I have, alone or jointly with others, conceived, developed, and reduced to practice prior to the commencement of my employment with European Wax Center, that I consider to be my property or the property of third parties

Jennifer Vanderveldt

January 17, 2021

that I wish to have excluded from the scope of this Agreement. Other than those items identified on Exhibit A, I represent, warrant and covenant that there are no original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, service marks, or trade secrets, or inventions which were made or acquired by me prior to my employment by European Wax Center, which are owned in whole or in part by me, which relate to the European Wax Center’s business or proposed business, and which are not assigned to European Wax Center under this Agreement.

E.
To the extent any copyrights are assigned under this Agreement, I irrevocably waive, to the extent permitted by applicable law, any and all claims that I may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Results and all Intellectual Property Rights therein.
F.
I understand that this Agreement does not, and shall not be construed to, grant me any license or right of any nature with respect to any Results or Intellectual Property Rights therein or any Confidential Information, materials, software or other tools made available to me by European Wax Center.
G.
I hereby consent to any and all uses and displays by European Wax Center and its agents, contractors and other authorized representatives to my name, voice, likeness, image, appearance and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, social media pages, television programs and advertising, other advertising, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes and all other printed and electronic forms and media throughout the world, at any time during or after the period of my employment by European Wax Center, for all legitimate business purposes, as determined in European Wax Center’s sole reasonable discretion (“Permitted Uses”). I hereby forever release European Wax Center and their respective directors, officers, managers, employees, contractors, representatives and agents from any and all claims, actions, damages, losses, costs, expenses and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of my employment by European Wax Center, in connection with any Permitted Use.
4.
Non‐Disparagement. I agree and covenant that I will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning European Wax Center or its businesses, or any of its employees, managers, officers, agents, contractors, representatives and existing and prospective and former guests, customers, franchisees, area representatives, vendors, suppliers, distributors, investors, licensees, regional developers, financial resources or any other associated third party with European Wax Center, or their respective businesses. The previous sentence does not, in any way, restrict or impede me from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. I shall promptly provide written notice of any such order to an authorized officer of European Wax Center.

5.
Non‐Solicitation; Non‐Interference.

Jennifer Vanderveldt

January 17, 2021

A.
The term of “Non‐Solicitation” (herein so referred) shall be for a term beginning effective on the commencement of my employment and continuing until the 12‐month anniversary of the termination of my employment.

B.
During the term of Non‐Solicitation, I will not, on my own behalf or on behalf of any other person, encourage, induce or attempt to induce, any individual that is an employee of European Wax Center or any franchisee, area representative, vendor, supplier, distributor, investor, licensee, regional developer, financial resource or any other associated third party with whom I may have had contact in connection with my employment, to leave his or her employment with European Wax Center or any such other third party, and I will not otherwise (and will cause my family members not to) directly or indirectly hire or attempt to hire, or contact or solicit with respect to hiring any such employee.

C.
During the term of Non‐Solicitation, I will not (and will cause my family members not to) directly or indirectly, solicit or attempt to solicit any person who is or has been a guest, customer, franchisee, area representative, vendor, supplier, distributor, investor, licensee, regional developer, financial resource, agent, contractor or any other associated third party with whom I may have had contact in connection with my employment to alter, limit or cease such person’s business relationship with European Wax Center.

D.
During the term of Non‐Solicitation, I will not in any adverse way interfere in any way with any business relationship of European Wax Center or its businesses.

E.
Should I violate any of the terms of this Section, I understand that the obligation at issue will run from the first date on which I cease to be in violation of such obligation.

F.
I agree to notify any subsequent employer of the restrictive covenants section contained in this Agreement. In addition, I authorize European Wax Center to provide a copy of the restrictive covenants section of this Agreement to third parties, including but not limited to, my subsequent, anticipated or possible future employer(s).

6.
Independent Covenants. I acknowledge and agree that each of the restrictive covenants contained in this Agreement is independent of any other provision of this Agreement. The existence of any claim or cause of action that I may have against European Wax Center will not constitute a defense to the enforcement of any restrictive covenant contained in this Agreement.

7.
No Other Conflicting Obligations. I hereby represent, warrant and covenant to European Wax Center that I am not bound, nor will I become bound, by any contract, agreement, covenant or other obligation that may or does prevent me in any manner from performing pursuant to this Agreement.
8.
At‐Will Employment. I acknowledge that this Agreement does not give me any rights to employment or engagement by European Wax Center and, unless otherwise provided in another writing, executed by an officer of European Wax Center and me, my employment at European Wax Center shall be at‐will by both

Jennifer Vanderveldt

January 17, 2021

European Wax

Center and me. This means that, unless otherwise provided in another writing, executed by an officer of European Wax Center and me, I am free to resign at any time, for any or no reason, and, similarly, European Wax Center is free to terminate my employment at any time, for any or no reason, with or without notice. My employment will continue in effect, however, until terminated in writing by either me or European Wax Center.

9.
Enforcement Costs and Fees. If any legal proceedings are brought for the enforcement of this Agreement, in addition to any other relief to which the successful or prevailing party may be entitled, the successful or prevailing party will be entitled to recover attorneys’ fees, investigative fees, administrative fees billed by such party’s attorneys, court costs and all expenses, including, without limitation, all fees, taxes, costs and expenses incident to arbitration, appellate, and post‐judgment proceedings, incurred by the successful or prevailing party in that action or proceeding, whether or not taxable as costs. Solely for purposes of determining whether I or European Wax Center will be responsible for paying such amounts, I agree that European Wax Center shall be deemed the prevailing party in any suit, action or legal proceeding in which European Wax Center proves by a preponderance of evidence that I have either: (A) violated, breached, or threatened to breach this Agreement; and/or (B) retained any of the property which I am required by this Agreement to return to European Wax Center.
10.
Certain Legal Effects of this Agreement.
A.
I acknowledge and agree that my agreement to the restrictions set forth in this Agreement are a material inducement to European Wax Center’s offer of employment to me; is in consideration for European Wax Center’s agreement hereunder to provide Confidential Information to me; and is in consideration for the compensation and other benefits payable hereunder to me. I acknowledge that this Agreement is intended to protect European Wax Center’s trade secrets and other Confidential Information, and that the enforcement of this Agreement by European Wax Center is necessary to ensure the preservation, protection and continuity of the business, customers and other third party relationships, Confidential Information, and goodwill of European Wax Center. Due to the proprietary nature of European Wax Center’s business, I acknowledge and agree that the length and scope of the terms and geographical restrictions contained in this Agreement are fair and reasonable and not the result of overreaching, duress or coercion of any kind. I further acknowledge and agree that my full, uninhibited and faithful observance of this Agreement will not cause me any undue hardship, financial or otherwise, and that enforcement of this Agreement will not impair my ability to obtain employment commensurate with my abilities and on terms fully acceptable to me, or to otherwise obtain income required for the comfortable support of me and my family, and the satisfaction of the needs of my creditors.
B.
If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under, any applicable law, rule or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement will not be so invalidated, and will be given full force and effect so far as possible. Furthermore, if any provision of this Agreement may be construed to have more than one meaning, and one meaning would make the provision invalid or otherwise voidable or unenforceable, while another meaning would make the provision valid and enforceable, the

Jennifer Vanderveldt

January 17, 2021

provision will have the meaning which makes it valid and enforceable.
C.
I acknowledge that money damages would be both incalculable and an insufficient remedy for a breach of the restrictive covenants set forth herein by me and that any such breach could cause European Wax Center irreparable harm. Accordingly, European Wax Center, in addition to any other remedies it may have, at law or in equity, shall be entitled, without the requirement of posting of bond or other security, to seek equitable relief, including injunctive relief and specific performance, in connection with a breach of any of the restrictive covenants contained in this Agreement by me. If, in any legal proceedings, a court shall refuse to enforce the covenants, then the duration and scope of such unenforceable covenants shall be deemed to be reduced to the greatest duration and scope which would be enforceable by such court.

11.
Miscellaneous.
A.
The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by both an authorized representative of EWC Corporate, LLC and me, and making specific reference to this Agreement.
B.
European Wax Center may assign its rights and/or obligations pursuant to this Agreement without my prior written consent. I understand that I may not assign or delegate my rights and/or obligations under this Agreement.
C.
This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard for the principles of conflicts of law. I irrevocably and unconditionally (i) agree that any suit, action or legal proceeding arising out of or relating to this Agreement shall exclusively be brought in the courts of record of the State of Florida in Broward County (or such alternate jurisdiction where European Wax Center’s principal business offices are then located), or the court of the United States, Southern District of Florida (or such alternate federal court in the jurisdiction where European Wax Center’s principal business offices are then located), (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding, (iii) waive any objection which I may have to the laying of venue of any such suit, action or proceeding in any of such courts, and

(iv) agree that service of any court paper may be effected on any party in any manner as may be provided under applicable laws or court rules in said state.

D.
The headings contained in this Agreement are for convenience only. The headings are not considered a part of this Agreement and will not limit or affect in any way the meaning or interpretation of this Agreement.
E.
All covenants, agreements, representations and warranties made in this Agreement or otherwise made by me or European Wax Center in writing pursuant to this Agreement shall survive the execution and delivery of this Agreement and the termination of my employment with European Wax Center, for any reason or for no reason (and regardless of who is the terminating party).
F.
If European Wax Center ever fails to require, or delays requiring, my performance of any provision of this Agreement, even if known, such failure or delay will not affect European Wax Center’s right to require performance of that provision, or to exercise any of its rights, powers or remedies pursuant to

Jennifer Vanderveldt

January 17, 2021

this Agreement. Any waiver by European Wax Center of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.
G.
Each remedy provided to either European Wax Center or me pursuant to this Agreement is intended not to be exclusive of any other remedy available to European Wax Center or me pursuant to this Agreement and shall be in addition to every other remedy available to European Wax Center or me. No single or partial exercise by either European Wax Center or me of any right, power or remedy provided pursuant to this Agreement shall disallow or preclude any additional exercise of such right, power or remedy by such party.
H.
This Agreement shall not be construed more strongly against European Wax Center despite European Wax Center’s responsibility for its preparation.
I.
Any notices, requests for consent or other communications to be given to European Wax Center shall be directed to European Wax Center, Attn: Legal Department, The Village At Gulfstream Park, 600 Silks Run, Suite 2270, Hallandale Beach, FL 33009, E‐Mail: legal@waxcenter.com.
J.
This Agreement represents the entire understanding and agreement between European Wax Center and me with respect to its subject matter and supersedes all other negotiations, understandings and representations

(if any) made by and between European Wax Center and me regarding the same. Confirmation of execution by electronic transmission of a facsimile or .pdf signature page shall be binding on the parties to this Agreement.

BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT; AND THAT I HAVE BEEN AFFORDED THE OPPORTUNITY TO CONSIDER THE TERMS OF THIS AGREEMENT FOR A REASONABLE TIME PRIOR TO MY EXECUTION. I FURTHER ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT IN ITS ENTIRETY; THAT I FULLY UNDERSTAND ALL OF ITS TERMS AND THEIR SIGNIFICANCE; THAT I HAVE SIGNED IT VOLUNTARILY AND OF MY OWN FREE WILL; AND THAT I AGREE TO, AND INTEND TO ABIDE BY, ITS PROVISIONS WITHOUT EXCEPTION.

Signature

Printed Name

Date

Accepted by EWC Corporate, LLC:

By:

Print Name:

Jennifer Vanderveldt

January 17, 2021

Title: